Exhibit (a)(19)
MERIDIAN GOLD Exploration Update and Rejection of Yamana Offer Merrill Lynch Canada 13th Annual Mining Conference September 7,2007

FORWARD LOOKING statement CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS · This presentation, including the update on Meridian’s exploration results and the discussion of the reasons for the Board of Directors’ recommendation that Meridian shareholders reject the Yamana Offer, contains forward-looking information (as defined in the Securities Act (Ontario)) and forward-looking statements that are based on expectations, estimates and projections as of the date of this presentation. These forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “plans”, “predicts”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Actual results and developments (including forecasted production, earnings and cash flows) are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this presentation. · Forward-looking statements contained in this presentation are based on a number of assumptions that may prove to be incorrect, including, but not limited to: the value of the assets of Meridian, Yamana and Northern Orion; the timely implementation of Meridian’s anticipated drilling program; the successful completion of new development projects, planned expansions or other projects within the timelines anticipated and at anticipated production levels; the accuracy of reserve and resource estimates, grades, mine life and cash cost estimates; whether mineral resources can be developed; interest and exchange rates; the price of gold and other metals; the strength of the economic fundamentals of gold relative to other base metals; competitive conditions in the mining industry; title to mineral properties; financing requirements; general economic conditions; changes in laws, rules and regulations applicable to Meridian; and whether or not an alternative transaction superior to the Yamana Offer may emerge. In addition to being subject to a number of assumptions, forward-looking statements in this presentation involve known and unknown risks, uncertainties and other factors that may cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements, including the risks identified under “Note Concerning Resource Calculations” in Meridian’s Directors’ Circular as well as the risks identified in the filings by Meridian with the SEC and Canadian provincial securities regulatory authorities, including Meridian’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006. · Meridian believes that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, but no assurance can be given that these expectations will prove to be correct. In addition, although Meridian has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation. ADDITIONAL DISCLOSURE · Shareholders of Meridian and other interested parties are advised to read Meridian’s Directors’ Circular and the Solicitation/Recommendation Statement on Schedule 14D-9 filed by Meridian with the SEC on July 31, 2007 (including any amendments or supplements thereto and the other documents filed as exhibits thereto), because they contain important information. Shareholders and other intere sted parties may obtain a free copy of the Directors‘ Circular and Meridian’s Schedule 14D-9 at the Investor Relations section of Meridian’s website at www.meridiangold.com, or by contacting Georgeson Shareholder, the information agent retained by Meridian, at 1-888-605-7618. Free copies of Meridian’s Directors’ Circular are also available at www.sedar.com and, together with Meridian’s Schedule 14D-9, at www.sec.gov. The Directors’ Circular was filed by Meridian as an exhibit to Meridian’s Schedule 14D-9. QUALIFIED PERSONS · Charles Robbins, P.Geo, a Senior Project Geologist of Meridian Gold, has supervised the preparation of the El Peñón technical data contained within this release and serves as the “Qualified Person” as defined by National Instrument 43-101. · Mark Hawksworth, P. Geo., a Senior Project Geologist of Meridian Gold, has supervised the preparation of the Mercedes Project technical data contained within this release and serves as the “Qualified Person” as defined by National Instrument 43-101. · William Wulftange, P. Geo., a Senior Project Geologist of Meridian Gold, has supervised the preparation of the La Pepa Project technical data contained within this release and serves as the “Qualified Person” as defined by National Instrument 43-101 M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

MERIDIAN is... A DIFFERENT KIND OF GOLD COMPANY · Focused on exploration · Low cash operating costs · Financially solid, NO DEBT · Superior consistent profitability · Highest returns on capital · 100% unhedged gold production · Well-positioned for future growth opportunities TO BE THE PREMIER VALUE GOLD MINING COMPANY

VALUE equation · Operate -Responsible mining -Maximize operations for cash flow · Develop -Projects on time and on budget · Discover -History of discovering gold at <$30/oz -Flexible JV’s · Acquire -Fortuna <$20/oz -Minera Florida <$100/oz -Jeronimo <$15/oz · Sustain -Continue to replace R&R -Social responsibility

VALUE of Meridian’s Asset Base and Track Record

MERIDIAN’S Unique Proposition · Meridian’s commitment to exploration and organic growth has resulted in exciting developments and continues to add value for Meridian shareholders · These new results highlight Meridian’s unique value proposition, reinforcing the Meridian Board’s recommendation that shareholders should REJECT the Yamana offer and NOT tender their shares . New high-grade vein discovery at El Peñón . Extension of Al Este vein to the north by 500 metres for a total strike length of 3,000 metres and definition of a new ore shoot . Identification of high-grade ore shoot at depth on the Klondike vein at Mercedes . Definition of the Cavancha gold porphyry deposit at La Pepa . Acquisition of properties around the Minera Florida mine, consolidating a highly prospective mining district M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

Exploration Update

NUCLEUS *of High-Grade Mineralization*

- The proven prospectivity of El Peñón's core land position has yielded yet another new high-grade discovery, the "Bonanza" vein
- Drilling has extended the Al Este vein by 500 meters to the north

1996
2.4 million GEO (1)



QUEBRADA
ORTIO

2001
4.5 million GEO (1)



MARTILLO
FLATS
CERRO
MARTILLO
DIABLADA
ZONE
DISCOVERY
WASH
ORITO
NORTE
G.
COLORADA
EL
VALLE
G.
ORTIO
ORITO
SUR

2006
8.5 million GEO (1) (2)



AL ESTE
NORTE
VEIN
BONANZA
VEIN
ESMERALDA
VEIN
AL ESTE
CERRO
MARTILLO
MARTILLO
FLATS
DIABLADA
VISTA
NORTE
VETA DORADA
QUEBRADA
COLARADA
PROVIDENCIA
G. ORITO
PAMPA DONCELLA-
CAMPAMENTO
ORITO SUR

1. Gold equivalent ounces shown are total contained geological inventory at a 3g/t cut-off and do not imply economic viability. Figures shown include cumulative production to Dec 31st of the applicable year. The total gold ounces plus cumulative production to date at Dec 31st of each of the years is 1.8 million oz, 3.4 million oz, and 5.6 million oz for 1996, 2001, and 2006, respectively.
2. GEO information not including the two new discoveries.

MERIDIAN GOLD INC. > Creating Value for Shareholders through Organic Growth 8

NUCLEUS *of High-Grade Mineralization*

Bonanza Vein 2007 discovery assays

Hole	From (m)	To (m)	Hz. Width (m)	Au (g/t)	Ag (g/t)
SPA-0124	415	420	2.35	7.48	157.3
SAE-0005	436	437	0.45	5.9	51.5
SAE-0006	448	451	1.54	38.83	68.2
	456	460	2.06	7.53	263.8
SAE-0008	414	427	5.69	33.22	734.4
SAE-0009	309	310	0.47	16.2	743
SAE-0010	364	366	0.94	51.37	66
SAE-0012	436	455	8.00	17.66	329.3

Al Este Norte 2007 assay results

Hole	From (m)	To (m)	Hz. Width (m)	Au (g/t)	Ag (g/t)
SPA-0105	355	357	0.92	18.45	755.5
SPA-0119	407	408	0.35	2.43	131.0
SPA-0126	396	397	0.5	34.10	1522.0
SAE-0002	412	413	0.52	9.00	367.0



N
452400E
452600E
452800E
453000E
7306800N
7306600N
7306400N
7306200N
BONANZA VEIN
AL ESTE NORTE VEIN
AL ESTE VEIN
0 200 METERS
NORTH BLOCK VEINS

MERIDIAN GOLD INC. > Creating Value for Shareholders through Organic Growth 9

SIGNIFICANT GROWTH at Mercedes · 9 veins identified to date · 80,000 hectare land position · Favorable infrastructure · 1 million ounce minimum goal with NI 43-101 technical report by end of 2007 · Surface and water rights secured Mercedes M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth · High-grade discovery by Meridian in 2005 · Low sulfidation epithermal deposit

SIGNIFICANT GROWTH *at Mercedes*

- 2007 drill campaign on the Klondike vein included 4,956 meters in 25 core holes
- Drill results have confirmed the high-grade nature of the principal vein zone
- Results presented below are shown at both 0.5 grams per tonne and 2.0 grams per tonne cutoffs, to reflect the exploitation potential of this vein using either open pit or underground mining methods, respectively

Hole	Cut-off Au(g/t)	From (m)	To (m)	True Width (m)	Au g/t	Ag g/t
K07-020	0.5	71.95	90.96	17.00	3.00	16.0
	2.0	79.45	87.94	7.20	5.86	15.0
K07-021	0.5	92.85	94.92	1.15	0.98	19.7
	2.0	92.85	93.21	0.20	4.07	20.0
K07-022	0.5	108.92	133.64	15.00	1.91	18.0
	2.0	108.92	113.15	3.10	8.40	30.0
K07-023	0.5	149.07	155.36	4.90	1.21	34.6
	2.0	154.11	155.36	0.97	3.83	32.4
K07-024	0.5	87.78	94.95	6.70	24.01	26.0
	2.0	87.78	94.95	6.30	24.01	26.0
K07-025	0.5	193.15	197.90	3.10	1.42	47.0
	2.0	196.22	196.90	0.50	6.72	119.0
K07-026	0.5	123.40	134.11	9.50	0.74	12.0
	2.0	129.90	130.40	0.40	**1.92**	14.0
K07-027	0.5	118.87	145.90	24.33	2.60	17.0
	2.0	122.17	126.43	3.28	13.75	20.0
K07-028	0.5	192.02	222.50	26.00	1.31	15.0
	2.0	199.85	206.30	**5.48**	4.74	8.0
K07-029	0.5	147.00	155.45	7.50	3.43	31.8
	2.0	148.70	152.40	3.28	6.57	32.4



View looking NW at trace of the KLONDIKE vein; Yellow arrow at shaft collar.

MERIDIAN GOLD INC. > Creating Value for Shareholders through Organic Growth 11

ATTRACTIVE OPPORTUNITY at La Pepa · On August 28, 2007, Meridian exercised its option to acquire the La Pepa project, located in northern Chile, 120km east of Copiapo -Has the advantage of being at lower elevation than other Maricunga mines (e.g. Refugio, Volcan) · 36,000 meter drill program completed by Meridian has delineated a gold porphyry · NI 43-101 technical report will be commenced in September 2007 M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth LA PEPA

CONSOLIDATION of Alhue/Membrillo/Chancon Districts M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth · Meridian has consolidated the Membrillo, Chancon and Alhue districts · Doubles Meridian’s land holdings in the area of Minera Florida · Combined, the districts have produced more than 2 million ounces of gold and currently there are at least three active mines in the area 2008 2009 2010 2011 2012

STRONG PROJECT PIPELINE and Production Growth El Peñón Expansion Minera Florida Expansion Jeronimo Amancaya Mercedes Potential Development Expansion of Existing Production Existing Production · Low-risk organic growth · Targeted production beyond one million ounces · Fully self-financed · *Does not include Esquel La Pepa Beyond 1 million ounces Rossi

MERIDIAN Provides Superior Returns · Operations excellence + Record quarters + Accelerating discovery + Growth pipeline · New developments announced today confirm: · These results will contribute to Meridian Gold’s already strong production profile, as we continue to execute our mandate to grow our reserves and resources through organic growth · The company has never been in better shape THE BEST IS YET TO COME . El Peñón – consistently replacing reserves and resources year after year – confirming our confidence in the potential of the district . Mercedes – economic gold now proven in two out of the nine veins identified so far . La Pepa – solid potential for open-pit heap leach mine . Minera Florida — low entry cost acquisition transforming into a core growth asset M E R I D I A N G O L D I N C . > Creating Value for Shareholders through Organic Growth

Rejection of Yamana Offer

MERIDIAN Board Recommendations · The Meridian Board unanimously recommends that shareholders REJECT the unsolicited offer from Yamana · Meridian shareholders are urged NOT to tender their shares · Yamana Offer does not reflect an adequate premium for control of Meridian M E R I D I A N G O L D I N C . > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares

SUMMARY *of the Yamana Offer*

The Yamana Offer

- Revised unsolicited offer filed August 14, 2007
- 2.235 Yamana common shares plus C$4.00 in cash for each Meridian common share
- Pro forma Meridian shareholder ownership of 34%[(1)]

Offer Period

- Expires September 11, 2007 (8:00 p.m. EDT) unless extended or withdrawn
- Meridian shareholder rights plan to be cease traded September 11, 2007 at 9:00 a.m. EDT

Key Conditions

- Not less than 66 2/3% of Meridian shares tendered
- Satisfaction or waiver of all conditions to the proposed transaction with Northern Orion
- Waiver of Rights Plan / regulatory approvals/ broad Material Adverse Effect conditions

Pro Forma Ownership (1)


Meridian 34%
Yamana 53%
Northern Orion 13%

Consideration Mix (2)


87%
13%
Cash
Shares

1. Based on basic shares outstanding.
2. Based on the Yamana closing share price as at August 31, 2007 on the Toronto Stock Exchange.

MERIDIAN GOLD INC. > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares 18

INADEQUATE Premium · The premium offered by Yamana is well below takeover premiums in recent precedent transactions, particularly unsolicited transactions in the metals and mining industry · Adjusting the pre-announcement Meridian share price of C$26.21 on June 27, 2007 for the 2.6% increase (on a Canadian dollar basis) in the Philadelphia Gold and Silver Index (XAU) since announcement, the implied offer price represented a premium of only 12.0% on August 31, 2007 Source: Thomson Financial. Precedent median take-over premiums based on target’s unaffected stock price, generally 20 trading days prior to announcement date, for transactions greater than $1.0 billion from January 1, 2000 to July 30, 2007. The notional Yamana Offer premium is shown based on Meridian’s share price on the TSX on May 28, 2007, one month prior to Yamana’s announcement of its intention to the Yamana Offer. Based on the Yamana closing share price as at August 31, 2007 on the Toronto Stock Exchange and basic shares outstanding. 35% 33% 53% 35% 38% 50% 53% 32% 0% 10% 20% 30% 40% 50% 60% Metals & Mining Unsolicited Unsolicited Metals & Mining Gold Metals & Mining Unsolicited Unsolicited Metals & Mining Gold Notional Premium: 24% Adjusted Premium 12% August 31, 2007 Premium 15%

Base Metals 2% Precious Metals 98% Precious Metals 41% Base BASE METAL Exposure – Pro Forma Impact · The pro forma company would derive 59% of the in-situ value (1) of its resource base (2) from base metals · Meridian currently derives 2% of its value from base metals1,2) Source: Public filings. 1. Based on consensus long-term Equity Research analyst estimates, including long-term pricing of: gold, $550/oz (21 estimates); silver, $9.92/oz (20 estimates); copper, $1.30/lb (27 estimates); zinc, $0.65/lb (26 estimates); molybdenum, $7.00/lb (7 estimates). Based on the Yamana closing share price as at August 31, 2007 on the Toronto Stock Exchange and 2. Based on sum of P&P reserves, M&I resources, and inferred resources as at Dec 31, 2006.

DILUTION *Risk*

- Yamana has a history of diluting its shareholders through acquisitions
- Since 2003, Yamana has increased its fully-diluted shares outstanding by 533% while only increasing its GEO(1) resource base by 135%
- Thus, Yamana's resources per share have declined by 63% since 2003, while Meridian's resources per share have increased by more than 40% over the same period

Meridian GEO(1) Resources per Share
Indexed to 2003 (2)



% Change: 40%
100
112
119
140
2003
2004
2005
2006

Yamana GEO(1) Resources per Share
Indexed to 2003 (2)



% Change: -63%
100
45
43
37
2003
2004
2005
2006

Source: Yamana and Meridian Annual Reports.

1. Gold equivalent ounce. Except where otherwise noted, non-gold commodities are converted into GEO based on consensus long-term Equity Research analyst estimates, including long-term pricing of: gold, $550/oz (21 estimates); silver, $9.92/oz (20 estimates); copper, $1.30/lb (27 estimates); zinc, $0.65/lb (26 estimates); molybdenum, $7.00/lb (7 estimates).
2. 2003 resources per share for each of Meridian and Yamana indexed to 100 and subsequent years compared to index to determine increase or decrease per year.

21

MERIDIAN Board Recommendations · The Meridian Board unanimously recommends that shareholders REJECT the unsolicited offer from Yamana · Meridian shareholders are urged NOT to tender their shares M E R I D I A N G O L D I N C . > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares

Information Agent for Meridian North American Toll Free Number: 1-888-605-7618 Bankers and Brokers Call Collect: 1-212-440-9800 QUESTIONS Krista Muhr, Senior Manager, Investor Relations 9670 Gateway Drive, Suite 200 Reno, Nevada 89521 krista.muhr@meridiangold.com North American Toll Free Number: 1-800-572-4519 Local Number: 1-775-850-3764 M E R I D I A N G O L D I N C . > REJECT the Yamana Offer – DO NOT TENDER Your Meridian Shares